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                                EMPLOYMENT AGREEMENT

         AGREEMENT dated as of January 28, 1997 by and among Strategic Distribution, Inc., a Delaware corporation (hereinafter called "SDI"), INTERMAT Acquisition Corp., a Delaware corporation (hereinafter called the "Company"), and Jeffery O. Beauchamp (hereinafter called the "Employee").

         EMPLOYMENT. SDI and the Company hereby employ the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

         2. TERM. The term of this Agreement shall be for a period of three (3) years commencing on the date hereof, subject to early termination by SDI or the Company for "Cause". For purposes of this Agreement, the SDI or Company shall have Cause to terminate the Employee's employment hereunder upon (a) the Employee having been convicted of any felony or crime involving moral turpitude (excluding minor traffic violations); (b) the continued and habitual use of narcotics or alcohol to an extent which materially impairs the Employee's performance of his duties hereunder; (c) the willful malfeasance or gross negligence by the Employee in the performance of his duties hereunder; (d) the knowing violation by the Employee of any material provision of this Agreement; (e) gross misconduct by the Employee injurious to SDI or the Company; or (f) the continued failure by the Employee to perform his duties hereunder. In the event that this Agreement shall be terminated for Cause, the Company shall continue to make payments hereunder for all services rendered by the Employee up to the date of termination.

         In addition to the foregoing, SDI or the Company may terminate this Agreement in the event that the Employee becomes ill or is injured so that he is unable to perform the duties required of him hereunder for a period of 150 days and such inability is continuing on the date the notice referred to in the next sentence shall be given. SDI or the Company shall give the Employee thirty (30) days' prior notice of termination pursuant to this paragraph, such notice to be given upon the expiration of such 150 day period. SDI or the Company shall continue to make payments hereunder to the Employee during the 150 day period referred to above, provided that the amount of such payments shall be reduced by any amounts payable to the Employee under any group disability program sponsored by the Company.

         3. SALARY. For all services rendered by the Employee under this Agreement (including for all services rendered as the Executive Vice President of SDI), the Company shall pay the Employee at a salary rate of not less than $150,000 per year, payable in accordance with the Company's then current payroll practice.

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         4.   DUTIES.  The Employee is engaged as Chairman Emeritus of the
Company and Executive Vice President of SDI and hereby promises to perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Board of Directors of the Company and the President of SDI, which duties shall be commensurate with such positions.

         The Employee shall not be required as a condition of employment to relocate from the City of Houston, Texas.

         5. EXTENT OF SERVICES. (a) The Employee shall devote his full business time, attention and energies to the business of SDI and the Company or their affiliates and shall not during the term of this Agreement be engaged in any other substantial business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with SDI or the Company or their affiliates in such form or manner as will not require any substantial services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor and except that the Employee may purchase securities in any corporation whose securities are regularly traded, provided that such purchases shall not result in his collectively owning beneficially at any time more than 5% of any class of securities of any corporation engaged in a business competitive with that of SDI or the Company. As used in this Agreement, "affiliate" shall mean any person, firm or corporation that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, SDI or the Company, whether such control is through stock ownership, contract or otherwise.

    (b) The Employee shall maintain an office at his place of residence (the "Home Office") and may spend such portion of his time working from the Home Office as may reasonably be determined by the SDI or Company. Subject to
Section 13 hereof, the Employee shall be reimbursed for the reasonable and necessary expenses associated with operating the Home Office in connection with the performance of the Employee's duties hereunder.

         6. LICENSES. During the term of this Agreement, the Employee shall keep in full force and effect such appropriate licenses as may be required to enable him to render services in connection with SDI's and the Company's businesses as they may exist from time to time; however, the Company shall reimburse the Employee for all costs incurred by him to maintain such licenses.

         7. COVENANTS NOT TO COMPETE OR INTERFERE. For a period ending on the later of (a) five (5) years from and after the date hereof or (b) two (2) years from and after the termination of the Employee's employment hereunder, the Employee

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will not, directly or indirectly, as a sole proprietor, member of a partnership, or stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, firm or corporation:

         (a) Solicit or accept business (x) from any clients or prospects of SDI, the Company or their affiliates or (y) from any former client who was such within the last two (2) years prior to the date of this Agreement, if the business solicited or accepted is competitive with the business conducted by SDI, the Company or their affiliates or the solicitation or acceptance of such business would interfere with the customer relationships maintained by SDI, the Company or their affiliates; or

         (b) Engage in the business of the type performed by SDI, the Company or their affiliates.

         It is the desire and intent of the parties that the provisions of this paragraph 7 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 7 shall be adjudicated to be invalid or unenforceable, this paragraph 7 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

         8.   DISCLOSURE OF INFORMATION; EMPLOYEE NONDISCLOSURE AGREEMENT.

         (a) The Employee recognizes and acknowledges that SDI's and the Company's (including their affiliates') trade secrets and confidential or proprietary information, including such trade secrets or information as may exist from time to time, and information as to the identity of customers of SDI, the Company and their affiliates and other similar items, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the duties of the Employee hereunder. The Employee will not, during or after the term hereof, in whole or in part, disclose, and has not prior to the commencement of the term hereof disclosed, such secrets or confidential or proprietary information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except in furtherance of the Employee's duties under this Agreement. The Employee will not make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except SDI and the Company) under any circumstances, during or after the term hereof, and the Employee has not prior to the commencement of the term hereof made such use, provided

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    that after the term hereof these restrictions shall not apply to such secrets or information which are then in the public domain (provided that the Employee was not responsible, directly or indirectly, for such secrets or information entering the public domain without SDI's or the Company's consent).

         (b) The Employee has executed that certain Employee Nondisclosure Agreement (the "Nondisclosure Agreement") dated the date hereof, a copy of which is attached hereto and which document is hereby incorporated in its entirety and made a part hereof for all purposes.

         9.   INTELLECTUAL PROPERTY.

         (a) The Employee has no proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property or in any application therefor which SDI or the Company (or any of their affiliates) owns, possesses or uses in their business as now and heretofore conducted. As used in this paragraph 9, "Intellectual Property" shall mean all (i) trademarks and service marks (registered or unregistered) and trade names, and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, processes and computer programs, software and databases (including source code); (iii) trade secrets and the right to limit the use or disclosure thereof; (iv) copyrights in all works, including software programs and mask works; and
    (v) domain names.

         (b) Worldwide rights in all Intellectual Property owned or used in the business of SDI or the Company which are eligible for protection under the present or future intellectual property laws, worked on or conceived during the term of this Agreement or within six months thereafter by the Employee, alone or in conjunction with others, shall belong solely and exclusively to SDI or the Company, as applicable. If conceived or worked on together with another who is not employed or otherwise engaged by SDI or the Company, these such rights shall belong exclusively to SDI or the Company, as applicable, to the fullest extent possible. The Employee agrees to assign all rights referred to in this paragraph to SDI or the Company, as applicable.

         (c) At any time during or after the term of this Agreement, the Employee shall execute all papers and perform any other actions which are deemed by SDI or the Company or their attorneys to be reasonable and necessary for the application, issuance and/or maintenance, enforcement or assignment of any Intellectual Property owned or used in the business of SDI or the Company in the United States and internationally, in the name of SDI or the Company, as

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    applicable.  The Employee shall, if requested, execute a form of assignment necessary for the assignment of any and all Intellectual Property or applications and/or registrations for such Intellectual Property.

         (d) The Employee will not knowingly use any methods, techniques or software that are proprietary to a third party or which would infringe the Intellectual Property rights of a third party. The Employee shall perform his duties under this Agreement in accordance with ethical professional standards.

         10.  CONFLICTS OF INTEREST.

         (a) In keeping with the Employee's fiduciary duties to SDI and the Company, the Employee agrees that he shall not, directly or indirectly, become involved in a conflict of interest, or upon discovery thereof, allow such a conflict to continue.

         (b) It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect SDI, the Company or any of their affiliates, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of the Employee would or might arise, and which should be reported immediately by the Employee to the Boards of Directors of SDI or the Company, as applicable, include, without limitation, the following:

              (i) ownership of a material interest in, acting in any capacity for, or accepting directly or indirectly any payments, services or loans from a supplier, contractor, subcontractor, customer or other entity with which SDI, the Company or any of their affiliates does business;

              (ii) misuse of information or facilities to which the Employee has access in a manner which will be detrimental to SDI, the Company's or any of their affiliates interests;

              (iii) disclosure or other misuse of information of any kind obtained through the Employee's connection with SDI, the Company or any of their affiliates;

              (iv) acquiring or trading in, directly or indirectly, other properties or interests connected with the development or marketing of products or services in competition with those marketed by SDI, the Company or any of their affiliates;

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              (v) the appropriation to the Employee or the diversion to others, directly or indirectly, of any opportunity in which it is known or could reasonably be anticipated that SDI, the Company or any of their affiliates would be interested; and

              (vi) the ownership, directly or indirectly, of a material interest in an enterprise which is or through the assistance of the Employee could become in competition with SDI, the Company or any of their affiliates or any of their respective dealers and distributors or acting as a director, officer, partner, consultant, employee or agent of any enterprise which is or through the assistance of the Employee could become in competition with SDI, the Company or any of their affiliates or any of their respective dealers or distributors.

         11. INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of paragraph 7,8,9 or 10 of this Agreement, SDI and the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting SDI or the Company from pursuing any other remedies for such breach.

         12. EFFECT OF TERMINATION. Upon the termination of this Agreement, this Agreement shall thereupon be and become void and of no further force or effect, except as otherwise sets forth herein and except that the Nondisclosure Agreement shall survive any said termination and shall continue to bind the Employee. Any payments due pursuant to the terms of this Agreement for services rendered prior to the termination shall be made as provided in this Employment Agreement.

         13. BUSINESS EXPENSES. During the term of this Agreement, and so long as the Employee is not in default of any obligations hereunder, the Company shall pay or reimburse the Employee for any and all reasonable and necessary expenses, properly receipted in accordance with the requirements of the Internal Revenue Code of 1986, as amended, and Company policies (which shall include appropriate written itemization and substantiation of expenses incurred) incurred by the Employee in the performance of his duties hereunder.

         14. EMPLOYEE BENEFITS. During the term of this Agreement, the Employee shall participate in all employee benefit plans of SDI and the Company as of the date hereof or the employee benefit plans of any present or future affiliated corporations which are made generally available to employees of SDI or the Company, and shall have the opportunity to participate in the SDI Incentive Stock Option and Executive Compensation Plans, subject

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to the eligibility, enrollment and other requirements of all such plans.

         15. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail, return receipt requested, with first class postage prepaid, to his residence in the case of the Employee and to their principal offices in the case of SDI and the Company.

         16. BREACH, WAIVER OF BREACH. The waiver by SDI or the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

         17. LAW TO GOVERN. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to principles of conflict of laws.

         18. ASSIGNMENT. The rights and obligations of SDI and the Company under this Agreement shall inure to the benefit of and shall be binding upon their successors and may be assigned, for all or any part of the term hereof, by SDI or the Company to any corporation, (a) which at the time controls the capital stock of SDI or the Company, (b) which succeeds to substantially all the assets of SDI or the Company or (c) the controlling capital stock of which is at the time owned by SDI or the Company; PROVIDED, HOWEVER, that in the event of any transaction specified in subparagraphs (a), (b) or (c), SDI or the Company, as applicable, shall remain liable with respect to their obligations under this Agreement. In the event of such assignment, any and all references to "SDI" or the "Company" in other paragraphs of this Agreement shall be deemed to mean and include an assignee corporation. This Agreement shall not be assignable by the Employee.

         19. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to employment. It may not be changed orally but only an agreement in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.

                                     STRATEGIC DISTRIBUTION, INC.


                                     By: /s/ WILLIAM L. MAHONE
                                         ------------------------------
                                         Name:  William L. Mahone
                                         Title: Assistant Secretary

                                     INTERMAT ACQUISITION CORP.


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                                     By: /s/ WILLIAM L. MAHONE
                                         ------------------------------
                                         Name:  William L. Mahone
                                         Title: Assistant Secretary


                                         /s/ JEFFERY O. BEAUCHAMP
                                         ------------------------------
                                         Jeffery O. Beauchamp







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